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                                                                   Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 17, 1995, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1994, and to all references to our firm included in this registration statement.

                                        Arthur Andersen LLP

Memphis, Tennessee
March 29, 1995